Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): March 17, 2005




                        Commission File Number:   333-57780



                             INTERCARE DX, INC.
             (Exact name of registrants specified in its charter)

               California                          95-4304537

      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

































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
SECTION  1.   Registrant's Business and Operations              Not  Applicable

SECTION  2.   Financial  Information                            Not  Applicable

SECTION  3.   Securities and Trading Markets                    Not  Applicable


SECTION  4.   Matters Relating to Accountants and
Financial Statements                                           Not  Applicable

SECTION  5.  Corporate governance and Management               Not  Applicable

SECTION  6.  Reserved                                          Not  Applicable

SECTION  7.  Regulation FD

On March 17, 2005, registrant issued a press release announcing the signing of a licensing agreement and appointment of a Senior Vice President for Europe and Gulf Region.

SECTION  8:  Other Events                                      Not  Applicable

SECTION  9:  Financial Statements and Exhibits                 Not  Applicable

Exhibit 99.1
A Copy of press release announcing the signing of a licensing agreement and Appointment of a Senior Vice President for Europe and Gulf Region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        InterCare DX,  Inc.
                                          (Registrant)

Date:  March 17, 2005              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)
































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

Exhibit 99.1

For  Immediate  Release: 6AM EST, Thursday 17, 2005

InterCare  DX  Inc.  Signs  Licensing  Agreement  And  Appoints  New Senior Vice
President

LOS ANGELES/EWORLDWIRE/March 17, 2005 --- Anthony C. Dike, chairman and CEO of InterCare DX Inc.(OTCBB:ICCO), announced that the company has signed a software licensing agreement with Saudi German Hospital Group (SGHG).

The company also appointed Mahroof Haj Mohideen as senior vice president for Europe and the Gulf Region. Mohideen is currently Supervisor of the Centre for Information and Communications Sciences in Healthcare at King Fahd Hospital Jeddah. He is also a consultant obstetrician, gynecologist and perinatologist. Mohideen is also a consultant in knowledge management and technology in medicine. He works as honorary associate professor at the Department of Obstetrics and Gynecology and a consultant in e-learning and medical knowledge management at Umm Al Qura University.

"We are very excited in the above latest development in our company, and looking forward to a fruitful business opportunity in the international market, especially the Gulf Region," said Dike. "We welcome Professor Mahroof, into the InterCare family, and hope he will bring a great amount of insight and synergy in our efforts to become very relevant in the ever changing world of healthcare informatics."

"I am very thrilled to be part of the ICE(TM) team, having evaluated so many Electronic Health Record and Telehealth Systems in the Industry, it is my opinion, that ICE(TM) is the best in all aspects of comparison. I am looking forward to contributing my expertise in further development and enhancement of all InterCare DX Inc., products and services in the region," Mahroof said.

About  Saudi  German  Hospital  Group
According to an independent survey published in the Middle East Marketing Journal, Saudi German Hospitals Group is the highest valued healthcare brand in the GCC, Pan Arab and Levant countries. It is also the fastest growing hospital network in the region. It's business plan includes 30 world class hospitals by 2015 and five medical colleges by 2010. The work on the medical colleges is progressing quickly, with anticipated student admissions early next year. More information is available at http://www.sghgroup.net.
                                -----------------------
About  InterCare  DX  Inc.
InterCare DX Inc., an affiliate of Meridian Holdings Inc.(OTCBB:MRDH), develops and markets InterCare Clinical Explorer(TM) (ICE), an application designed to integrate every aspect of healthcare enterprise. More information is available at www.intercare.com.
    -----------------
NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological, and other factors discussed in the statements and/or in the company's filings with the Securities and Exchange Commission.

                                      #  #  #

CONTACT:  Anthony  C.  Dike
          Chairman/CEO
          InterCare  DX,  Inc
          213-627-8878
          www.intercare.com
          -----------------




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